Exhibit 23.4

February 6, 2024

MEIHUA INTERNATIONAL MEDICAL TECHNOLOGIES CO., LTD

88 Tongda Road, Touqiao Town

Guangling District, Yangzhou, 225000

People’s Republic of China

Dear Sir/Madam,

We hereby consent to the reference of our name under the heading of “Enforceability of Civil Liabilities” in Meihua International Medical Technologies Co., Ltd.’s Registration Statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), which will be initially filed with the Securities and Exchange Commission (the “SEC”) on the date hereof under the U.S. Securities Act of 1993 (as amended). We also consent to the filing of this consent letter with the SEC as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ JunHe LLP
JunHe LLP